EXHIBIT 32

CERTIFICATION

Accompanying Form 10-K Report

of First Industrial, L.P.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Chapter 63, Title 18 U.S.C. §1350(a) and (b))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. § 1350(a) and (b)), each of the undersigned hereby certifies, to his knowledge, that the Annual Report on Form 10-K for the period ended December 31, 2012 of First Industrial, L.P. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2013	/S/ BRUCE W. DUNCAN
Bruce W. Duncan
Chief Executive Officer (Principal Executive Officer)
First Industrial Realty Trust, Inc.

Dated: February 28, 2013	/S/ SCOTT A. MUSIL
Scott A. Musil
Chief Financial Officer (Principal Financial Officer)
First Industrial Realty Trust, Inc.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The information contained in this written statement shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference to such filing.